Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations for the year ended December 31, 2010 and for the six month period ended June 30, 2011 give effect to the acquisition (the “Acquisition”) by DENTSPLY International Inc. (the “Company” or “DENTSPLY”) of the entire issued share capital of Astra Tech AB (“Astra Tech”) and related financing transactions, including the internal movement of cash and structure of debt (“Financing Transactions”), as if they had occurred on the first day of the earliest period presented. The following unaudited pro forma combined balance sheet at June 30, 2011 gives effect to the Acquisition and the related Financing Transactions as if they had occurred on June 30, 2011.

As a subsidiary of its parent and ultimate holding company, Astra Zeneca Plc, Astra Tech did not historically prepare and report separate financial statements; rather the financial results of Astra Tech were reported as part of the consolidated financial statements of Astra Zeneca Plc. To comply with the requirements of the Securities and Exchange Commission (the “SEC”), financial information concerning Astra Tech’s business and financial condition has been audited and reported separately from its parent for the period January 1, 2010 through December 31, 2010.  Additionally, the financial information concerning Astra Tech’s business and financial condition has been reported separately from its parent for the period January 1, 2011 through June 30, 2011.  These financial statements are included in DENTSPLY’s Current Report on Form 8-K/A, filed with the SEC on August 17, 2011.

The unaudited pro forma combined financial information is based on the historical financial statements of DENTSPLY, the historical financial statements of Astra Tech and various adjustments and related assumptions, which are described in the notes to the statements below.  DENTSPLY has performed a preliminary valuation analysis to determine the fair market values of the Astra Tech assets to be acquired and liabilities to be assumed, and, accordingly, the pro forma combined financial statements include a preliminary estimate to reflect the fair value of those assets acquired and liabilities assumed. Once this valuation analysis is finalized, the estimate of fair value of assets acquired and liabilities assumed may be adjusted. These adjustments may be material.

The unaudited pro forma combined financial information:

•                  Does not purport to represent what the consolidated results of operations actually would have been if the Acquisition and related Financing Transactions had occurred on the first day of the earliest period presented or what those results will be for any future periods or what the consolidated balance sheet would have been if the Acquisition and related Financing Transactions had occurred on June 30, 2011. The pro forma adjustments are based on information current as at September 14, 2011; and

•                  Has not been adjusted to reflect any matters not directly attributable to implementing the Acquisition. No adjustment, therefore, has been made for actions which may be taken once the Acquisition has closed, such as any of DENTSPLY’s integration plans related to Astra Tech. As a result, the actual amounts recorded in the consolidated financial statements of DENTSPLY may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined financial statements have been compiled from the following sources:

•                  Financial information of DENTSPLY has been prepared under U.S. generally accepted accounting principles (“US GAAP”) and has been derived from (i) DENTSPLY’s audited consolidated statements of operations for the year ended December 31, 2010 contained in DENSTPLY’s  Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC, and (ii) DENTSPLY’s unaudited consolidated statements of operations for the six months ended June 30, 2011 and the unaudited consolidated balance sheet as at June 30, 2011 contained in DENTSPLY’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC.

•                  Financial information of Astra Tech has been prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and has been derived, except for currency translation as noted below, from (i) Astra Tech’s audited consolidated statement of operations for the period January 1, 2010 through December 31, 2010, and (ii) Astra Tech’s unaudited consolidated statement of operations for the period January 1, 2011 through June 30, 2011 and balance sheet as at June 30, 2011, each of which is included in DENTSPLY’s Current Report on Form 8-K/A, filed with the SEC on August 17, 2011.

In order to comply with applicable SEC regulations, unaudited adjustments have been made to align Astra Tech financial information presented under IFRS with the DENTSPLY financial statements presented under US GAAP.  The basis for these preliminary adjustments is explained in the notes to the pro forma combined financial statements.

Astra Tech presents its financial information in Swedish krona (“SEK”). The historical Astra Tech financial information and certain adjustments have been translated from Swedish krona to U.S. dollars using DENTSPLY’s historic exchange rates. The average exchange rates applicable during the periods presented for the unaudited pro forma combined statements of operations and the period end exchange rate applicable for the unaudited pro forma combined balance sheet are:

		US$/SEK
Year ended December 31, 2010	Average Spot Rate	0.139037474
Six months ended June 30, 2011	Average Spot Rate	0.157910421
At June 30, 2011	Period End Rate	0.158375699

The following unaudited pro forma combined financial statements and the notes thereto should be read in conjunction with:

•                  the consolidated financial statements of DENTSPLY for the year ended December 31, 2010 and for the six months ended June 30, 2011, and the notes relating thereto; and

•                  the consolidated financial statements of Astra Tech for the period January 1, 2010 through December 31, 2010 and for the period January 1, 2011 through June 30, 2011, and the notes relating thereto.

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

				Pro Forma
		Astra Tech	Astra Tech	US GAAP
	DENTSPLY	IFRS	IFRS	Adjustments	Pro Forma		Pro Forma
	International Inc.	(In SEK)	(In US$)	(Note 3)	Adjustments	Note	Combined

Net sales	$2,221,014	3,871,219	$538,245	$—	$(3,959)	4(h)	$2,755,300
Cost of products sold	1,090,856	1,208,278	167,996	31,546	3,637	3(c),4(c)(d)	1,294,035

Gross profit	1,130,158	2,662,941	370,249	(31,546)	(7,596)		1,461,265
Selling, general and administrative expenses	738,901	2,163,764	300,844	(30,434)	21,915	3(c), 4(c)(d)	1,031,226
Restructuring and other costs	10,984	—	—	—	—		10,984

Operating income	380,273	499,177	69,405	(1,112)	(29,511)		419,055

Other income and expenses:
Interest expense	25,089	13,296	1,849	(1,112)	38,379	3(c),4(e)	64,205
Interest income	(4,254)	(10,000)	(1,390)	—	—		(5,644)
Other expense (income), net	1,782	—	—	—	—		1,782

Income before income taxes	357,656	495,881	68,946	—	(67,890)		358,712
Provision for income taxes	89,225	100,312	13,947	—	(22,544)	4(f)	80,628
Equity in net loss of unconsolidated affilated company	(1,096)	—	—	—	—		(1,096)

Net income	267,335	395,569	54,999	—	(45,346)		276,988

Less: Net income attributable to noncontrolling interests	1,627	—	—	—	—		1,627

Net income attributable to DENTSPLY International	$265,708	395,569	$54,999	$—	$(45,346)		$275,361

Weighted average common shares outstanding:
Basic	143,980						143,980
Diluted	145,985						145,985

Earnings per common share:
Basic	$1.85						$1.91
Diluted	$1.82						$1.89

The accompanying notes are an integral part of these pro forma combined financial statements.

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2011

(in thousands, except per share amounts)

				Pro Forma
		Astra Tech	Astra Tech	US GAAP
	DENTSPLY	IFRS	IFRS	Adjustments	Pro Forma		Pro Forma
	International Inc.	(In SEK)	(In US$)	(Note 3)	Adjustments	Note	Combined

Net sales	$1,179,946	1,914,165	$302,267	$—	$(2,646)	4(h)	$1,479,567
Cost of products sold	565,111	588,230	92,888	19,629	1,668	3(c), 4(c)(d)	679,296

Gross profit	614,835	1,325,935	209,379	(19,629)	(4,314)		800,271
Selling, general and administrative expenses	411,751	1,107,620	174,905	(18,930)	6,454	3(c), 4(c)(d)(k)	574,180
Restructuring and other costs	7,496	—	—	—	—		7,496

Operating income	195,588	218,315	34,474	(699)	(10,768)		218,595

Other income and expenses:
Interest expense	11,913	6,108	965	(699)	19,421	3(c),4(e)	31,600
Interest income	(4,258)	(8,357)	(1,320)	—	—		(5,578)
Other expense (income), net	1,504	—	—	—	—		1,504

Income before income taxes	186,429	220,564	34,829	—	(30,189)		191,069
Provision for income taxes	41,669	58,585	9,251	—	(9,574)	4(f)	41,346
Equity in net loss of unconsolidated affilated company	93	—	—	—	—		93

Net income	144,853	161,979	25,578	—	(20,615)		149,816

Less: Net income attributable to noncontrolling interests	1,533	—	—	—	—		1,533

Net income attributable to DENTSPLY International	$143,320	161,979	$25,578	$—	$(20,615)		$148,283

Weighted average common shares outstanding:
Basic	141,331						141,331
Diluted	143,691						143,691

Earnings per common share:
Basic	$1.01						$1.05
Diluted	$1.00						$1.03

The accompanying notes are an integral part of these pro forma combined financial statements.

DENTSPLY INTERNATIONAL INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AT JUNE 30, 2011

(In thousands, except per share amounts)

				Pro Forma
		Astra Tech	Astra Tech	US GAAP
	DENTSPLY	IFRS	IFRS	Adjustments	Pro Forma		Pro Forma
	International Inc.	(In SEK)	(In US$)	(Note 3)	Adjustments	Note	Combined
Assets
Current Assets:
Cash and cash equivalents	$671,710	1,289,224	$204,182	$—	$(838,304)	4(a)(j)	$37,588
Accounts and notes receivables-trade, net	404,661	779,680	123,482	(5,631)	(3,031)	3(c),4(h)(i)	519,481
Inventories, net	337,200	340,323	53,899	—	38,504	4(b)	429,603
Prepaid expenses and other current assets	138,842	13,494	2,137	5,631	—	3(c)	146,610

Total Current Assets	1,552,413	2,422,721	383,700	—	(802,831)		1,133,282

Property, plant and equipment, net	442,957	958,978	151,879	—	5,781	4(b)	600,617
Identifiable intangible assets, net	86,770	740,683	117,306	—	680,200	4(b)	884,276
Goodwill, net	1,391,289	62,000	9,819	—	949,601	4(b)	2,350,709
Other noncurrent assets, net	183,214	67,919	10,757	—	14,500	4(a)	208,471

Total Assets	$3,656,643	4,252,301	$673,461	$—	$847,251		$5,177,355

Liabilities and Equity
Current Liabilities:
Accounts payable	$113,870	160,427	$25,408	$—	$(809)	4(h)	$138,469
Accrued liabilities	283,616	427,680	67,734	—	—		351,350
Income taxes payable	24,440	—	—	—	2,583	4(f)	27,023
Notes payable and current portion of long-term debt	8,500	—	—	—	—		8,500

Total Current Liabilities	430,426	588,107	93,142	—	1,774		525,342

Long-term debt	654,873	—	—	—	1,175,400	4(a)	1,830,273
Deferred income taxes	81,324	295,587	46,814	—	180,413	4(b)	308,551
Other noncurrent liabilities	408,787	1,276,976	202,242	—	(165,503)	4(j)	445,526

Total Liabilities	1,575,410	2,160,670	342,198	—	1,192,084		3,109,692

Commitments and contingencies

Equity:
Preferred stock, $.01 par value	—	—
Common stock, $.01 par value	1,628	1,000	158	—	(158)	4(g)	1,628
Capital in excess of par value	227,071	—	—	—	—		227,071
Retained earnings	2,449,463	2,188,754	346,645	4,291	(364,506)	3(a),4(g)	2,435,893
Accumulated other comprehensive income	103,513	(98,123)	(15,540)	(4,291)	19,831	3(a),4(g)	103,513
Treasury stock, at cost	(739,445)	—	—	—	—		(739,445)
Total DENTSPLY International Equity	2,042,230	2,091,631	331,263	—	(344,833)		2,028,660

Noncontrolling interests	39,003	—	—	—	—		39,003

Total Equity	2,081,233	2,091,631	331,263	—	(344,833)		2,067,663

Total Liabilities and Equity	$3,656,643	4,252,301	$673,461	$—	$847,251		$5,177,355

The accompanying notes are an integral part of these pro forma combined financial statements.

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma financial information has been compiled from underlying historical financial statements prepared in accordance with US GAAP and IFRS, as applicable, and reflects the acquisition of Astra Tech by DENTSPLY (the “Acquisition”) as well as certain related Financing Transactions.

The unaudited pro forma financial information should be read in conjunction with the underlying financial information from which it was derived: (a) the audited consolidated statement of operations of DENTSPLY for the year ended December 31, 2010, the unaudited consolidated statement of operations of DENTSPLY for the six months ended June 30, 2011 and the unaudited consolidated balance sheet of DENTSPLY as at June 30, 2011, each prepared in accordance with US GAAP, and (b) the audited consolidated statement of operations of Astra Tech for the period January 1, 2010 through December 31, 2010, the unaudited consolidated statement of operations of Astra Tech for the period January 1, 2011 through June 30, 2011 and the unaudited consolidated balance sheet of Astra Tech as at June 30, 2011, each prepared in accordance with IFRS.

The underlying financial information of DENTSPLY has been derived from the audited consolidated financial statements of DENTSPLY contained in DENTSPLY’s Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited consolidated financial statements of DENTSPLY contained in DENTSPLY’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the SEC. The underlying financial information for Astra Tech has been derived from the audited consolidated financial statements of Astra Tech for the year ended December 31, 2010 and the unaudited consolidated financial statements of Astra Tech for the six months ended June 30, 2011, both of which are included in DENTSPLY’s Current Report Form 8-K/A filed with the SEC on August 17, 2011.

The transaction with Astra Tech has been treated as a business combination, with DENTSPLY as the acquirer and Astra Tech as the acquiree, assuming that the Acquisition and the related Financing Transactions had been completed on the first day of the earliest period presented, for the unaudited pro forma combined statements of operations, and on June 30, 2011, for the unaudited pro forma combined balance sheet.

The Astra Tech balances have been translated from Swedish krona to U.S. dollars using average exchange rates applicable during the periods presented for the unaudited pro forma combined statements of operations and the period end exchange rate applicable for the unaudited pro forma combined balance sheet.

This unaudited pro forma combined financial information is not intended to reflect the financial position and results which would have actually resulted had the Acquisition and the related Financing Transactions been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by DENTSPLY. These accounting policies differ in a number of significant respects from those of Astra Tech. The adjustments made to align Astra Tech’s IFRS accounting policies with DENTSPLY’s US GAAP accounting policies are described in Note 3.

NOTE 3. PRO FORMA US GAAP ADJUSTMENTS

The following adjustments have been made to align the Astra Tech IFRS financial information with DENTSPLY’s US GAAP accounting policies.

(a) Pensions

Under IFRS, Astra Tech elected to recognize all cumulative actuarial gains and losses immediately in retained earnings.  Additionally under IFRS, all future actuarial gains and losses were recognized in full outside the income statement in retained earnings and presented in a statement of recognized income and expense. US GAAP does not permit recognition of all actuarial gains and losses in a separate statement other than the primary income statement.

At June 30, 2011, $4.3 million was reclassified from Astra Tech’s retained earnings to accumulated other comprehensive income to recognize actuarial loss amortization which was not recognized on the statement of operations under IFRS.  No adjustments were made for amortizing actuarial losses on the pro forma combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 because it was not expected to be significant.

(b) Income Taxes

For US GAAP, the impact of a tax position is recognized if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  As this interpretation does not exist under IFRS, additional liabilities related to uncertain tax positions may exist under US GAAP, however no adjustment has been made for this difference because it was not expected to be significant.

Under IFRS, Astra Tech disclosed gross deferred tax assets and liabilities as non-current.  Under US GAAP, deferred taxes are classified between current and non-current, following the classification of the related, nontax asset or liability for financial reporting, disclosed separately and presented on a net basis, by tax jurisdiction.  If the deferred tax asset or liability is not associated with an underlying asset or liability, it is classified based on the anticipated reversal periods.  No reclassifications are reflected in the US GAAP adjustments.

(c) Reclassifications

Certain balances were reclassified from the financial statements of Astra Tech so their presentation would be consistent with DENTSPLY’s financial statements.

The following reclassifications were made to the balance sheet as of June 30, 2011:

(in thousands)

Receivables	$(5,631)
Prepaid expenses and other current assets	5,631

Astra Tech had recorded certain costs in selling, general and administrative expense under IFRS that were reclassified to cost of products sold so their presentation would be consistent with DENTSPLY’s financial statements.  The reclassification from interest expense reflects the recognition of interest cost associated with pension obligations as a component of cost of products sold under US GAAP.  The following reclassifications were made to the pro forma combined statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010:

(in thousands)	June 30, 2011	December 31, 2010

Cost of products sold	$19,629	$31,546
Selling, general and adminstrative expenses	(18,930)	(30,434)
Interest expense	(699)	(1,112)

NOTE 4. OTHER PRO FORMA ADJUSTMENTS

(a)   Source and use of funds

The following estimated adjustment reflects the expected sources and uses of cash to pay the $1,785.0 million net purchase price for the Acquisition and related transaction costs:

(in thousands)

Source of funds:
Cash on hand	$647,800
Additional commercial paper borrowings	175,400
Gross proceeds of notes offering	1,000,000

Total sources of funds	$1,823,200

Uses of funds:
Payment to Astra Zeneca Plc (1)	$1,786,600
Transaction costs (2)	22,100
Deferred financing fees (3)	14,500

Total use of funds	$1,823,200

(1)   This amount represents the purchase price for the Acquisition of $1,785.0 million plus estimated net cash of $1.6 million on hand at Astra Tech as of the Acquisition closing date, in accordance with the terms of the purchase and sale agreement.

(2)   DENTSPLY has estimated that total Acquisition related costs, other than financing costs in connection with the various financing transactions, will be $22.1 million.  In accordance with US GAAP, the costs related to the Acquisition will be expensed as they are incurred. These include costs primarily related to legal, banking and accounting.

(3)   Anticipated deferred financing fees of $14.5 million are recorded in deferred financing cost and are expected to be amortized over a weighted average period of 5.7 years.

(b) Preliminary Assignment of Purchase Consideration

Preliminary assignment of purchase consideration has been made on the basis of preliminary estimates of the fair values of assets acquired and liabilities assumed as follows:

(in thousands)	Offer	Notes
Total purchase price	$1,786,600
Less: estimated net cash acquired	(1,600)
Less: book value of net assets acquired	(304,663)	i
Less: fair value adjustments, net of tax	(530,736)	ii
Residual goodwill	$949,601	iii

(i)       The unaudited pro forma combined financial statements have been prepared using Astra Tech’s financial statements. Therefore, except as noted in note (ii) below, the carrying value of assets and liabilities in Astra Tech’s financial statements are considered to be a reasonable approximation for fair value of those assets and liabilities.

(ii)      For purposes of the pro forma analysis, the intangible assets of Astra Tech have been increased $680.2 million to a total value of $797.5 million to reflect DENTSPLY’s preliminary estimate of the fair value of intangible assets, including trade names, customer lists and patented technology.  The property, plant and equipment of Astra Tech has been increased $5.8 million to a total value of $157.7 million to reflect DENTSPLY’s preliminary estimate of the fair value of property, plant and equipment. Additionally, an inventory write-up of $38.5 million was recorded, which is excluded from the pro forma adjustments to the combined statements of operations because it is a non-recurring item.   A short-term deferred tax liability of $11.1 million and a long-term deferred tax liability of $180.4 million was recorded in connection with these increases. No other adjustment was made to the assets and liabilities of Astra Tech to reflect their fair value.

(iii)     Goodwill was increased $949.6 million to reflect the total excess of the purchase consideration over the fair value of the net assets acquired.

Following completion of the Acquisition, DENTSPLY anticipates that the estimated fair value noted above may differ materially from the preliminary assessment. Any decreases to the initial estimates of the fair value of the assets and any increases to the fair value of the liabilities will result in additional goodwill.

Once DENTSPLY has complete information as to the specifics of Astra Tech’s assets, the estimated fair values assigned to the assets and/or the associated estimated weighted-average useful life of the assets will likely be different than that reflected in these unaudited pro forma combined financial statements and the differences could be material.

(c) Depreciation Expense

An adjustment to record estimated incremental depreciation of $0.3 million was made for the six months ended June 30, 2011, and $0.5 million for the year ended December 31, 2010. The change in depreciation expense was the result of the preliminary estimate of the fair value adjustment to acquired property, plant and equipment. The estimated average remaining useful life assigned to property, plant and equipment approximates their historical life.

(d) Amortization Expense

Adjustments to record estimated incremental amortization expense of $4.1 million to cost of products sold and $12.4 million to selling, general and administrative expenses were made for the six months ended June 30, 2011. For the year ended December 31, 2010, adjustments to record estimated incremental amortization expense of $7.3 million to cost of products sold and $21.8 million to selling, general and administrative expense were made. These adjustments were based on the assumption that $569.8 million of the recorded intangible assets related to Astra Tech would be definite lived.  The estimated weighted average useful life of these intangible assets is approximately 13.5 years.

(e) Interest Expense

The interest expense adjustment included in the unaudited pro forma combined statements of operations reflects the additional interest expense from the Financing Transactions, and DENTSPLY’s use of cash on hand to fund a portion of the purchase price.  With respect to the notes offering, DENTSPLY calculated the adjustment to interest expense using a weighted average interest rate of 3.4% for the notes and hedging costs as well as the amortization of the related deferred financing fees.

DENTSPLY issued $175.4 million of commercial paper to fund a portion of the purchase price of the Acquisition.  DENTSPLY estimated the interest on the commercial paper to be 0.4% using a one month LIBOR rate as of August 10, 2011.

DENTSPLY expects to incur $14.5 million of deferred financing fees with an amortization period of 5.7 years in connection with various financing transactions related to the Acquisition.

DENSTPLY utilized $647.8 million of available cash to fund the portion of the purchase price that was not funded through other sources.  DENTSPLY estimated the interest on the cash to be 0.3%.

Coincident with the debt financing transactions DENTSPLY entered into a foreign exchange hedging transaction of $650.0 million to protect the Company from foreign exchange risk inherent in intercompany borrowings to partially finance the Acquisition.  DENTSPLY estimated the interest income impact on the hedging transaction to be 0.9%.

The adjustment to interest expense on the pro forma combined statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 is calculated as follows:

(in thousands)	June 30, 2011	December 31, 2010

Interest expense related to the notes offering at a 3.4% weighted average rate	$17,202	$34,405
Incremental interest on commercial paper issued at 0.4%	316	631
Amortization of deferred financing fees	2,547	6,698
Investment income forgone on cash at a 0.3% weighted average rate	2,131	2,196
Incremental interest income on hedge at a 0.9% weighted average rate	(2,775)	(5,551)
Pro forma interest expense adjustment	$19,421	$38,379

Reflected in the amortization of deferred financing fees is a reduction of interest cost of $0.4 million related to deferred financing fees, recorded in the combined statement of operations for the six months ended June 30, 2011, that relate to nonrecurring fees expensed in that period.

(f) Tax Provision Benefit

The estimated tax provision benefits of the above adjustments are $9.6 million for the six months ended June 30, 2011, and $22.5 million for the year ended December 31, 2010. The tax rate is based on the estimated blended tax rate based on the tax jurisdictions in which Astra Tech operates.

An adjustment to income taxes payable of $2.6 million at June 30, 2011 relates to the tax effect of certain other pro forma adjustments.

(g) Elimination of Astra Tech Shareholders’ Equity

An adjustment to eliminate Astra Tech’s common stock of $0.2 million, retained earnings of $364.5 million and accumulated other comprehensive income of $19.8 million was recorded in the pro forma combined balance sheet at June 30, 2011.

(h) Intracompany Sales

An adjustment to DENTSPLY’s revenue was required to eliminate the revenue generated on sales of products to Astra Tech.  For the six months ended June 30, 2011 and the year ended December 31, 2010, $2.6 million and $4.0 million, respectively, were eliminated from net sales in the pro forma combined statements of operations.  At June 30, 2011, an elimination of $0.8 million was made to accounts receivable and accounts payable related to amounts receivable and payable on intercompany sales on the pro forma combined balance sheet.

(i) Allowance for Doubtful Accounts

An adjustment of $2.2 million was added to Astra Tech’s allowance for doubtful accounts, which reduced accounts receivable for the pro forma combined balance sheet at June 30, 2011. The adjustment reflects DENTSPLY’s reserve policies.

(j) Elimination of Intercompany Payables with Astra Zeneca Affiliates

A reduction in cash of approximately $165.5 million was made to reflect the expected repayment of intercompany payables with Astra Zeneca affiliates prior to the Acquisition.

(k) Transaction Costs

An adjustment of $6.0 million was required to eliminate the transaction costs incurred by DENTSPLY associated with the Acquisition for the six months ended June 30, 2011.